Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	jconnor@executiveboard.com	www.exbd.com
THE CORPORATE EXECUTIVE BOARD REPORTS SECOND QUARTER RESULTS AND
REAFFIRMS 2011 GUIDANCE
Arlington, Virginia — (August 1, 2011) — The Corporate Executive Board Company (“CEB” or the “Company”) (NYSE: EXBD) today announces financial results for the second quarter and six months ended June 30, 2011. Revenues increased 8.8% to $119.2 million for the second quarter of 2011 from $109.6 million for the second quarter of 2010. Net income for the second quarter of 2011 was $10.3 million, or $0.30 per diluted share, compared to $11.0 million, or $0.32 per diluted share, for the same period of 2010.
For the first six months of 2011, revenues were $234.1 million, an 11.6% increase from $209.8 million for the first six months of 2010. Net income for the first six months of 2011 was $21.7 million compared to $22.6 million for the same period in 2010. Diluted earnings per share for the first six months of 2011 was $0.62, a decrease from $0.66 for the same period in 2010.
Contract Value at June 30, 2011 increased 11.4% to $456.8 million, compared to $410.1 million at June 30, 2010, as a result of increased sales to new and existing members. Wallet retention rate at June 30, 2011 increased to 103% from 91% at June 30, 2010 as a result of improved pricing, renewals, and sales of additional products and services. Contract Value per member institution increased 4.0% at June 30, 2011 to $84,942 from $81,637 at June 30, 2010.
“Our contract value and bookings growth continued at a solid pace and keep us on track to deliver on our annual commitments,” said Thomas Monahan, Chairman and Chief Executive Officer. “With our teams performing at high levels and our 2011 investment plan now largely complete, we anticipate improved revenues and earnings through the second half of the year.”
OUTLOOK FOR 2011
The Company reaffirms its 2011 annual guidance of Revenues of $480 to $500 million; Non-GAAP diluted earnings per share of $1.50 to $1.65; Depreciation and amortization expense of approximately $17 to $18 million; capital expenditures of approximately $8 to $10 million; and an Adjusted EBITDA margin of between 22.0% and 23.0%.

NON-GAAP FINANCIAL MEASURES
This press release and the accompanying tables, as well as earnings discussions, may include a discussion of EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, and provision for income taxes. The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before interest income, net, depreciation and amortization, provision for income taxes, impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. The term “Adjusted net income” refers to net income excluding the after tax effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition. “Non-GAAP diluted earnings per share” refers to diluted earnings per share excluding the after tax per share effects of impairment loss, costs associated with exit activities, restructuring costs, and gain on acquisition.
These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.
A reconciliation of Net income to EBITDA is provided below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income	$10,344	$10,980	$21,698	$22,613
Interest income, net	(149)	(363)	(498)	(799)
Depreciation and amortization	4,588	5,639	8,846	10,774
Provision for income taxes	7,757	7,923	15,712	16,108

EBITDA	$22,540	$24,179	$45,758	$48,696

There were no adjustments that require a reconciliation of EBITDA to Adjusted EBITDA, Net income to Adjusted net income, or Diluted earnings per share to non-GAAP diluted earnings per share in the three and six months ended June 30, 2011 or 2010, respectively.
With respect to the Company’s 2011 annual guidance, reconciliations of Non-GAAP diluted earnings per share to GAAP diluted earnings per share, Adjusted net income to net income, and Adjusted EBITDA to Net income as projected for 2011 are not provided because the Company cannot, without unreasonable effort, determine the components of GAAP diluted earnings per share and net income to provide reconciliations to Non-GAAP diluted earnings per share and Adjusted EBITDA for its 2011 fiscal year with certainty at this time.
We believe that EBITDA, Adjusted EBITDA, Adjusted net income, and Non-GAAP diluted earnings per share are relevant and useful supplemental information for our investors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, when publicly providing the Company’s business outlook and as a measurement for potential acquisitions. A limitation associated with EBITDA and Adjusted EBITDA is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management compensates for these limitations by also relying on the comparable GAAP financial measure of Income from operations, which includes depreciation and amortization.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as estimates, expects, anticipates, projects, plans, intends, believes, forecasts and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, statements about anticipated future financial results, such as our 2011 annual guidance, are forward-looking statements. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members and our ability to attract new members, our potential failure to adapt to changing member needs and demands, our potential inability to attract and retain a significant number of highly skilled employees, risks associated with the results of restructuring plans, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, exposure to litigation related to our content, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions used to prepare our financial statements, our potential inability to make, integrate and maintain acquisitions and investments, the amount and timing of the benefits expected from acquisitions and investments, and our potential inability to effectively anticipate, plan for and respond to changing economic and financial markets conditions, especially in light of ongoing uncertainty in the worldwide economy and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the U.S. Securities and Exchange Commission, including, but not limited to, our 2010 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of August 1, 2011, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
ABOUT THE CORPORATE EXECUTIVE BOARD COMPANY
By identifying and building on the proven best practices of the world’s best companies, CEB helps senior executives and their teams drive corporate performance. CEB offers comprehensive data analysis, research and advisory services that align to executive leadership roles and key recurring decisions. CEB tools, insights, and analysis empower member companies to focus efforts, move quickly, and address emerging and enduring business challenges with confidence. CEB’s client and member network includes 85 percent of the Fortune 500, 50 percent of the Dow Jones Asian Titans, and 70 percent of the FTSE 100. It spans more than 50 countries, 5,300 individual organizations, and 225,000 business professionals. For more information, visit www.exbd.com.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Percentage	June 30,		Percentage	June 30,
	Changes	2011	2010	Changes	2011	2010
Financial Highlights
(GAAP, as reported, in thousands, except per share data):

Revenues	8.8%	$119,215	$109,577	11.6%	$234,073	$209,752
Net income	(5.8%)	$10,344	$10,980	(4.0%)	$21,698	$22,613
Basic earnings per share	(6.3%)	$0.30	$0.32	(4.5%)	$0.63	$0.66
Diluted earnings per share	(6.3%)	$0.30	$0.32	(6.1%)	$0.62	$0.66

Weighted average shares outstanding:
Basic		34,516	34,214		34,435	34,189
Diluted		34,851	34,469		34,805	34,458

Other Operating Statistics:
Contract Value (in thousands)*				11.4%	$456,814	$410,117
Member institutions				7.0%	5,378	5,024
Contract Value per member institution				4.0%	$84,942	$81,637
Wallet retention rate**				13.2%	103%	91%
*	We define “Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

**	We define “Wallet retention rate,” at the end of the quarter, as the total current year Contract Value from prior year members as a percentage of the total prior year Contract Value.

THE CORPORATE EXECUTIVE BOARD COMPANY
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Percentage	June 30,		Percentage	June 30,
	Changes	2011	2010	Changes	2011	2010

Revenues	8.8%	$119,215	$109,577	11.6%	$234,073	$209,752

Cost and expenses:
Cost of services		43,897	39,283		84,307	72,795
Member relations and marketing		36,042	30,155		71,588	55,935
General and administrative		16,910	14,808		33,750	30,280
Depreciation and amortization		4,588	5,639		8,846	10,774

Total costs and expenses		101,437	89,885		198,491	169,784

Income from operations		17,778	19,692		35,582	39,968

Other income (expense), net (1)		323	(789)		1,828	(1,247)

Income before provision for income taxes		18,101	18,903		37,410	38,721
Provision for income taxes		7,757	7,923		15,712	16,108

Net income		$10,344	$10,980		$21,698	$22,613

Basic earnings per share		$0.30	$0.32		$0.63	$0.66
Diluted earnings per share		$0.30	$0.32		$0.62	$0.66

Weighted average shares outstanding
Basic		34,516	34,214		34,435	34,189
Diluted		34,851	34,469		34,805	34,458

Percentages of Revenues
Cost of services		36.8%	35.8%		36.0%	34.7%
Member relations and marketing		30.2%	27.5%		30.6%	26.7%
General and administrative		14.2%	13.5%		14.4%	14.4%
Depreciation and amortization		3.8%	5.1%		3.8%	5.1%
Income from operations		14.9%	18.0%		15.2%	19.1%
EBITDA (2)		18.9%	22.1%		19.5%	23.2%

(1)	Other income (expense), net for the three months ended June 30, 2011 includes $0.2 million of interest income, net and a $0.1 million foreign currency gain. Other income (expense), net for the three months ended June 30, 2010 includes $0.4 million of interest income and a $0.1 million foreign currency gain offset by a $0.9 million decrease in the fair value of deferred compensation plan assets and $0.4 million of other expense. Other income (expense), net for the six months ended June 30, 2011 includes a $0.7 million foreign currency gain, a $0.6 million increase in the fair value of deferred compensation plan assets, and $0.5 million of interest income, net. Other income (expense), net for the six months ended June 30, 2010 includes $0.8 million of interest income, offset by a $0.3 million decrease in the fair value of deferred compensation plan assets, a $0.8 million foreign currency loss, and $0.9 million of other expense.

(2)	See “NON-GAAP FINANCIAL MEASURES” for further explanation.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$144,777	$102,498
Marketable securities	5,351	10,114
Membership fees receivable, net	87,808	141,322
Deferred income taxes, net	17,175	18,727
Deferred incentive compensation	16,159	15,710
Prepaid expenses and other current assets	18,490	10,388

Total current assets	289,760	298,759

Deferred income taxes, net	40,880	43,524
Marketable securities	9,456	10,850
Property and equipment, net	81,798	83,140
Goodwill	29,406	29,266
Intangible assets, net	11,995	13,828
Other non-current assets	33,369	30,782

Total assets	$496,664	$510,149

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$32,587	$52,439
Accrued incentive compensation	21,955	40,719
Deferred revenues	260,180	251,200

Total current liabilities	314,722	344,358

Deferred income taxes	912	679
Other liabilities	85,254	82,296

Total liabilities	400,888	427,333

Total stockholders’ equity	95,776	82,816

Total liabilities and stockholders’ equity	$496,664	$510,149

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,698	$22,613
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	8,846	10,774
Deferred income taxes	3,176	(1,948)
Share-based compensation	4,159	3,174
Excess tax benefits from share-based compensation arrangements	(1,821)	—
Foreign currency translation gain	(746)	—
Amortization of marketable securities premiums, net	130	221
Changes in operating assets and liabilities:
Membership fees receivable, net	53,545	47,169
Deferred incentive compensation	(446)	(2,602)
Prepaid expenses and other current assets	(8,020)	846
Other non-current assets	(1,880)	(2,651)
Accounts payable and accrued liabilities	(17,219)	(18,111)
Accrued incentive compensation	(18,955)	(4,166)
Deferred revenues	8,934	(1,568)
Other liabilities	2,902	2,366

Net cash flows provided by operating activities	54,303	56,117

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,583)	(1,217)
Acquisition of businesses, net of cash acquired	—	(8,957)
Cost method investment	(150)	—
Maturities of marketable securities	5,780	20,284

Net cash flows provided by investing activities	1,047	10,110

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	1,587	—
Proceeds from the issuance of common stock under the employee stock purchase plan	232	153
Acquisition of businesses, contingent consideration	(3,655)	—
Credit facility issuance costs	(542)	—
Excess tax benefits from share-based compensation arrangements	1,821	—
Purchases of treasury shares	(2,721)	(1,167)
Payment of dividends	(10,314)	(7,517)

Net cash flows used in financing activities	(13,592)	(8,531)

Effect of exchange rates on cash	521	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	42,279	57,696

Cash and cash equivalents, beginning of period	102,498	31,760

Cash and cash equivalents, end of period	$144,777	$89,456